SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12

                           TROY FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

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      2) Form, Schedule or Registration Statement No.:

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      3) Filing Party:

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      4) Date Filed:

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


                                [INSERT GRAPHIC]

                                                                January 14, 2003

TO THE SHAREHOLDERS OF
TROY FINANCIAL CORPORATION:

         You are cordially invited to attend the Annual Meeting of shareholders of Troy Financial Corporation to be held on Thursday, February 13, 2003, at 10:00 a.m. Eastern Time, at The Century House, 997 New Loudon Road, Route 9, Latham, NY 12110.

         At the Annual Meeting, you will be asked to elect four directors, each to serve for a three-year term and to transact such other business as may properly come before the Annual Meeting or any adjournments.

         The Board of Directors unanimously recommends that you vote FOR the election of all the Board's nominees for election as directors. We encourage you to read the accompanying Proxy Statement, which provides information about Troy Financial and the election of directors to be considered at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

                                                 Sincerely,


                                                 /s/ Daniel J. Hogarty Jr.
                                                 -------------------------------
                                                 Daniel J. Hogarty, Jr.
                                                 Chairman, President and
                                                 Chief Executive Officer

                           TROY FINANCIAL CORPORATION
                                32 SECOND STREET
                              TROY, NEW YORK 12180
                                 (518) 270-3313

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 13, 2003

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Troy Financial Corporation will be held at The Century House, 997 New Loudon Road, Route 9, Latham, NY 12110 on Thursday, February 13, 2003, at 10:00 a.m., Eastern Time, and at any adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         1.   To elect four directors for a three-year term; and

         2. To transact such other business as may properly come before the Annual Meeting and any adjournments of the meeting. Except for procedural matters, the Board of Directors is not aware of any other matters that may properly come before the Annual Meeting and any adjournments of the meeting.

         Shareholders of record at the close of business on January 7, 2003 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the meeting.

                                              By Order of the Board of Directors


                                              /s/ Daniel J. Hogarty Jr.
                                              ----------------------------------
                                              Daniel J. Hogarty, Jr.
                                              Chairman, President and
                                               Chief Executive Officer

Troy, New York
January 14, 2003

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

                           TROY FINANCIAL CORPORATION
                                32 SECOND STREET
                              TROY, NEW YORK 12180

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 13, 2003

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This Proxy Statement, which is being mailed on or about January 14, 2003, is furnished to shareholders of Troy Financial Corporation (the "Company" or "Troy Financial") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2003 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at The Century House, 997 New Loudon Road, Route 9, Latham, NY 12110 on February 13, 2003 at 10:00 a.m. Eastern Time, and any adjournments of the meeting.

         The Annual Meeting has been called to elect four directors for a three-year term and to transact such other business as may properly come before the Annual Meeting and any adjournments of the meeting. Except for procedural matters, the Board of Directors is not aware of any other matters that may properly come before the Annual Meeting and any adjournments of the meeting.

         The proxies solicited hereby, if properly signed and returned to the Company and not revoked prior to their use, will be voted in accordance with the instructions contained therein by a member of the law firm of Pattison, Sampson, Ginsberg & Griffin, PC, which has been duly appointed by the Board of Directors to vote such proxies. Unless contrary instructions are given, each proxy will be voted FOR the election of the nominees of the Board of Directors. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the person appointed to vote the proxies will vote the shares represented by the proxies on such matters as determined by a majority of the Company's Board of Directors.

         Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) delivering to the Secretary of the Company (Kevin
M. O'Bryan, Senior Vice President and Secretary, Troy Financial Corporation, 32 Second Street, Troy, New York 12180) written revocation of the proxy, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournments of the Annual Meeting and will not be used for any other meeting.

         The securities which can be voted at the Annual Meeting consist of shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), with each share entitling its owner to one vote on each matter presented. The close of business on

January 7, 2003 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock issued and outstanding on January 7, 2003 was 9,427,705. Shareholders' votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election of the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under the Company's Bylaws, directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting present in person or represented by proxy. Unless otherwise required by General Corporation Law of the State of Delaware or the Company's Certificate of Incorporation or Bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter either in person or represented by proxy at the Annual Meeting.

         Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

         The Company will pay the cost of soliciting proxies for the Annual Meeting. In addition to using the mail, Troy Financial's directors, officers and employees may solicit proxies personally, by telephone or by fax. The Company will not pay additional compensation to its directors, officers or employees for these activities. The Company also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners of those shares and will reimburse these holders for the reasonable expenses they incur for these efforts.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         At the Annual Meeting, four directors will be elected to serve for a three-year term and until the director's successor is elected and qualified or until the director's earlier death, resignation or removal. Unless otherwise specified on the proxy, it is the intention of the person serving as the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting and present in person or represented by proxy. There are no cumulative voting rights in the election of directors.

         The Board of Directors currently consists of ten members and is divided into three classes. The term of office of only one class of directors expires each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. The terms of Daniel J. Hogarty, Jr., Wilbur J. Cross, Willie A. Hammett and Thomas B. Healy expire at the 2003 Annual Meeting. Mr. Cross was appointed to the Board in November 2000 to the class of directors whose term expires at the 2003 Annual Meeting in accordance with the terms of Company's acquisition of Catskill Financial Corporation. Messrs. Hogarty, Cross, Hammett and Healy have been nominated to stand for election at the 2003 Annual Meeting for terms expiring in 2006.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

         The following table lists the Board of Directors' nominees for election as directors and the current directors of Troy Financial whose offices continue beyond the Annual Meeting. Also in the table is each person's age at December 31, 2002, the periods during which that person has served as a director of the Company or its subsidiary, The Troy Savings Bank ("Troy Savings"), and positions currently held with the Company.


DIRECTOR NOMINEES FOR        AGE AT           DIRECTOR  EXPIRATION  POSITIONS HELD WITH
A THREE-YEAR TERM:      DECEMBER 31, 2002      SINCE     OF TERM       TROY FINANCIAL
-----------------       -----------------     --------  ----------  -----------------
Daniel J. Hogarty, Jr.        63               1985        2003         Chairman of the
                                                                        Board, President
                                                                        and Chief
                                                                        Executive Officer
Wilbur J. Cross               60               2000        2003         Director
Willie A. Hammett             58               1990        2003         Director
Thomas B. Healy               56               1995        2003         Director



                                    AGE AT          DIRECTOR      EXPIRATION     POSITIONS HELD WITH
CONTINUING DIRECTORS:        DECEMBER 31, 2002       SINCE         OF TERM          TROY FINANCIAL
---------------------        ------------------     --------      ----------      ------------------
George H. Arakelian                68                1988          2004            Director
Richard B. Devane                  68                1970          2004            Director
Michael E. Fleming                 72                1980          2005            Director
Sister Maureen Joyce, RSM          60                2002          2005            Director
Morris Massry                      73                2002          2005            Director
Edward G. O'Haire                  71                1979          2004            Director

BIOGRAPHICAL INFORMATION

         Provided below is a brief description of the principal occupation for the past five years of each of Troy Financial's directors.

         Daniel J. Hogarty, Jr. has been Chairman of the Board, President and Chief Executive Officer of Troy Financial since its formation in 1998. He joined Troy Savings in 1985 and has been Troy Savings' President, Chief Executive Officer and a trustee/director since that time. He also has served as the President, Chief Executive Officer and a director of The Troy Commercial Bank ("Troy Commercial") since its formation in July 2000. In addition, Mr. Hogarty serves as President and/or director of ten of Troy Savings' subsidiaries.

         George H. Arakelian has been a Director of Troy Financial since its formation in 1998. He has served as a trustee/director of Troy Savings since 1988 and a director of Troy Commercial since its formation in July 2000. Mr. Arakelian is President and Chairman of the Board of Standard Manufacturing Co., Inc., a manufacturer of outerwear and sportswear located in Troy, New York.

         Wilbur J. Cross has been a Director of Troy Financial and a director of Troy Savings since the Company acquired Catskill Financial Corporation in November 2000. Prior to the Catskill acquisition, Mr. Cross was the Chairman of the Board, President and Chief Executive Officer of Catskill Financial Corporation and its subsidiary, Catskill Savings Bank.

         Richard B. Devane has been a Director of Troy Financial since its formation in 1998. He has served as a trustee/director of Troy Savings since 1970 and a director of Troy Commercial since its formation in July 2000. Mr. Devane is President of Devane's Inc., a carpet and flooring contractor, and is a real estate broker with Devane Realty, both of which are located in Troy, New York.

         Michael E. Fleming, DDS has been a Director of Troy Financial since its formation in 1998. He has served as a trustee/director of Troy Savings since 1980 and a director of Troy Commercial since its formation in July 2000. Dr. Fleming is a retired orthodontist in Troy, New York.

         Willie A. Hammett has been a Director of Troy Financial since its formation in 1998. He has served as a trustee/director of Troy Savings since 1990 and a director of Troy Commercial since its formation in July 2000. Mr. Hammett is Vice President of Student Services at Hudson Valley Community College located in Troy, New York.

         Thomas B. Healy has been a Director of Troy Financial since its formation in 1998. He has served as a trustee/director of Troy Savings since 1995 and a director of Troy Commercial since its formation in July 2000. Since November 1996, Mr. Healy has been Senior Vice President of Investments at Prudential Securities, Inc., located in Albany, New York.

         Sister Maureen Joyce, RSM, has been a Director of Troy Financial since 2002. Sister Joyce has served as Executive Director of Catholic Charities since 1990. Sister Joyce is currently a member of the boards of directors of Albany County Community Services, Community Loan Fund, DePaul Management, LaSalle School for Boys, St. Anne Institute, St. Catherine's Center for Children and St. Peter's Health Care Services. Prior to becoming executive director of Catholic Charities, Sister Joyce founded and directed Community Maternity Services, an organization formed to provide assistance to pregnant and parenting adolescents.

         Morris Massry has been a Director of Troy Financial since 2002. Mr. Massry is a principal of Massry Realty. Mr. Massry is a member of the board of directors of Pointe Financial Corporation. Mr. Massry is also a member of the board of directors of Excelsior College, Proctors Theatre in Schenectady, Center for the Disabled and the University at Albany Foundation. Mr. Massry is the past president of St. Mary's Hospital Foundation, Daughter of Sarah Nursing Home, Doane Stuart School and the Troy Jewish Community Center.

         Edward G. O'Haire has been a Director of Troy Financial since its formation in 1998. He has served as a trustee/director of Troy Savings since 1979 and a director of Troy Commercial since its formation in July 2000. Mr. O'Haire has served as President of Ryan & O'Haire Agency, Inc., an insurance agency, located in Troy, New York and presently continues as an insurance broker.

CERTAIN BOARD COMMITTEES; NOMINATIONS BY SHAREHOLDERS

         The entire Board of Directors, excluding Mr. Hogarty, serves as a standing Audit Committee that oversees Troy Financial's financial reporting process, the system of internal financial and accounting controls, the audit process and compliance with applicable laws and regulations. The Audit Committee reviews Troy Financial's annual financial statements, including management's discussion and analysis and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors. During the fiscal year ended September 30, 2002, the Audit Committee held six meetings.

         The entire Board of Directors, excluding Mr. Hogarty, also serves as a Compensation Committee that reviews and makes determinations as to executive officer compensation. The Compensation Committee also recommends long-term incentive plan awards. During the fiscal year ended September 30, 2002, the Compensation Committee held one meeting.

         For the Annual Meeting, the Board of Directors, excluding Messrs. Hogarty, Cross, Hammett and Healy, acted as the Nominating Committee for selecting nominees for election as directors. During fiscal 2002, the Nominating Committee held one meeting. In addition, under Troy Financial's present Bylaws, shareholders eligible to vote at the Annual Meeting may make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of Troy Financial. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Troy Financial not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Troy Financial not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release and the filing of a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on December 5, 2002. A shareholder's notice of nomination must also set forth certain information specified in
Section 3.5 of the Company's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

         During fiscal 2002, Troy Financial held twelve meetings of its Board of Directors. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF ITS DIRECTOR NOMINEES.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS OF TROY FINANCIAL

         The executive officers of Troy Financial are the same as the executive officers of Troy Savings. They also hold officer positions with Troy Commercial. They are appointed annually and hold office until their respective successors are chosen and qualified or until their earlier death, resignation or removal from office. The following table shows information regarding the executive officers at December 31, 2002.


                                                                    POSITIONS HELD WITH
                                            AGE AS OF          TROY FINANCIAL, TROY SAVINGS
       NAME                            DECEMBER 31, 2002            AND TROY COMMERCIAL
       ----                            -----------------        ----------------------------

       Daniel J. Hogarty, Jr.                  63             Chairman of the Board of Troy
                                                              Financial; Director of Troy Savings
                                                              and Troy Commercial; President and
                                                              Chief Executive Officer of each entity
       Kevin M. O'Bryan                        53             Senior Vice President and Secretary
                                                              of each entity; Chief Credit Officer of
                                                              Troy Savings
       David J. DeLuca                         50             Senior Vice President and
                                                              Chief Financial Officer of each entity
       Michael C. Mahar                        55             Senior Vice President of each entity


         Provided below is a brief description of the principal occupation for the past five years of each of Troy Financial's executive officers other than Mr. Hogarty. For information regarding Mr. Hogarty, see "Election of Directors - Biographical Information."

         Kevin M. O'Bryan has been Senior Vice President and Secretary of Troy Financial since its formation in 1998. He joined Troy Savings in 1976 and is a Senior Vice President, Chief Credit Officer and Secretary of Troy Savings. Mr. O'Bryan's primary responsibilities include oversight of all of Troy Savings' lending departments. Prior to his appointment as Senior Vice President and Chief Credit Officer in 1992, Mr. O'Bryan held numerous positions in Troy Savings' commercial mortgage department. Mr. O'Bryan is also Senior Vice President and Secretary of Troy Commercial. In addition, Mr. O'Bryan is Secretary and Director of ten of Troy Savings' subsidiaries.

         David J. DeLuca has been Senior Vice President and Chief Financial Officer of Troy Financial, Troy Savings and Troy Commercial since December 2000. He served as Vice President of Troy Savings from November 2000 to December 2000. He joined Troy Savings when the Company acquired Catskill Financial Corporation in November 2000. From August 1996 to November 2000, Mr. DeLuca served as Vice President and Chief Financial Officer of Catskill Financial Corporation and its subsidiary, Catskill Savings Bank, and Treasurer of Catskill Financial Corporation. He is a certified public accountant.

         Michael C. Mahar has been Senior Vice President of Troy Financial since its formation in 1998. He joined Troy Savings in 1988 and is a Senior Vice President of Troy Savings and Troy Commercial. Mr. Mahar's primary responsibilities include oversight of Troy Savings' retail banking, deposit services, sales and marketing, and operations.

EXECUTIVE COMPENSATION

         The following table sets forth the cash and certain other compensation paid by Troy Savings for services rendered in all capacities during fiscal 2002, 2001 and 2000, to the President and Chief Executive Officer and all executive officers who received annual salary and bonus compensation in excess of $100,000 (the "named executive officers"). The Company has not granted any stock appreciation rights to its executive officers.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL                              LONG-TERM COMPENSATION
                                     COMPENSATION                                    AWARDS
                                     ------------                            ----------------------
                                                                                      SECURITIES
NAME AND                                                         RESTRICTED            UNDERLYING   ALL OTHER
PRINCIPAL POSITIONS            YEAR     SALARY         BONUS     STOCK AWARDS           OPTIONS    COMPENSATION
-------------------            ----     ------         -----     ------------           -------    ------------
                                          ($)           ($)        ($)(1)                 (#)         ($)(2)

Daniel J. Hogarty, Jr.         2002     $636,500 (3)        --               --             --       $51,882
Chairman of the Board,         2001     $621,571 (3)  $175,000               --             --       $34,133
President and                  2000     $615,083 (3)        --       $1,308,313 (4)     267,750      $22,694
Chief Executive Officer

Kevin M. O'Bryan               2002     $191,000            --               --              --      $54,657
Senior Vice President          2001     $185,400      $ 30,000               --              --      $34,962
and Secretary                  2000     $186,067            --       $  540,625 (4)      84,000      $22,135

David J. DeLuca                2002     $163,753            --       $  124,000 (5)          --      $   306
Senior Vice President and      2001     $128,269      $ 15,000       $  209,063 (6)      26,250      $   306
Chief Financial Officer        2000           --            --               --              --           --

Michael C. Mahar               2002     $140,000            --               --              --      $47,794
Senior Vice President          2001     $128,750      $ 30,000               --              --      $27,761
                               2000     $124,923            --       $  270,313 (4)      42,000      $13,774

(1) At September 30, 2002, the executive officers held the following shares of unvested restricted stock granted under the Company `s Long-Term Equity Compensation Plan: Mr. Hogarty, 76,230 shares with a value of $1,988,078; Mr. O'Bryan, 31,500 shares with a value of $821,520; Mr. DeLuca, 17,850 shares with a value of $465,528; and Mr. Mahar, 15,750 shares with a value of $410,760. All share and per share amounts have been adjusted for the 5% stock dividend distributed on March 29, 2002. The shares are valued based on the closing market price of the Company's Common Stock on the Nasdaq National Market of $26.08 on September 30, 2002.

(2) All other compensation includes life insurance premiums, allocable Employee Stock Ownership Plan ("ESOP") contributions, automobile allowances and country club dues, as applicable. Life insurance premiums for fiscal 2002, 2001 and 2000 were $1,188, $414 and $504 for Messrs. Hogarty, O'Bryan and Mahar, respectively and $306 for Mr. DeLuca in fiscal 2002 and 2001. ESOP allocations in fiscal year 2002 were $47,101 for Mr. Hogarty, $46,098 for Mr. O'Bryan and $44,290 for Mr. Mahar. Mr. DeLuca was not eligible to participate in the allocation in fiscal 2002 or any prior years. ESOP allocations for fiscal 2001 were $29,374 for Mr. Hogarty, $27,548 for Mr. O'Bryan and $24,257 for Mr. Mahar. ESOP allocations for fiscal 2000 were $17,961 for Mr. Hogarty, $15,221 for Mr. O'Bryan and $10,270 for Mr. Mahar. Automobile allowances for Mr. Hogarty for fiscal 2002 were $3,593, $3,571 for fiscal 2001 and $3,545 for fiscal 2000. Automobile allowances for fiscal 2002, 2001 and 2000 were $3,000 for each year for Messrs. O'Bryan and

     Mahar. Country club dues for Mr. O'Bryan for fiscal 2002 were $5,145, $4,000 for fiscal 2001 and $3,500 for fiscal 2000.

(3) Includes deferred compensation for fiscal 2002 of $52,000, for fiscal 2001 $143,000 and for fiscal 2000 $104,000.

(4) Calculated based on the closing market price of the Company's Common Stock on the Nasdaq National Market of $10.30 on October 1, 1999, the grant date. The total number of shares of restricted stock awarded to Messrs. Hogarty, O'Bryan and Mahar in fiscal 2000 was 127,050 shares, 52,500 shares and 26,250 shares, respectively. The restricted stock vests in five annual installments beginning on October 1, 2000. All share and per share amounts have been adjusted for the 5% stock dividend distributed on March 29, 2002. Dividends are being paid on the restricted stock.

(5) Calculated based on the closing market price of the Company's Common Stock on the Nasdaq National Market of $23.62 on December 28, 2001, the grant date. The 5,250 shares of restricted stock granted to Mr. DeLuca vest in five annual installments beginning on December 28, 2002. All share and per share amounts have been adjusted for the 5% stock dividend distributed on March 29, 2002. Dividends are being paid on the restricted stock.

(6) Calculated based on the closing market price of the Company's Common Stock on the Nasdaq National Market of $13.27 on January 2, 2001, the grant date. The 15,750 shares of restricted stock granted to Mr. DeLuca vest in five annual installments beginning January 2, 2002. All share and per share amounts have been adjusted for the 5% stock dividend distributed on March 29, 2002. Dividends are being paid on the restricted stock.

DIRECTOR COMPENSATION

         Effective January 2002, the Company implemented an annual retainer of $12,000 per director and reduced its monthly Board meeting fee to $1,000 from $1,375 per director. Furthermore, the Audit and Compensation committee fees were increased from $600 and $250, to $750 and $500, respectively. Directors of Troy Savings also participate in monthly loan and trust committee meetings. Fees for these meetings are $750 and $500, respectively. No separate fees are paid to directors in their role as directors of Troy Financial or Troy Commercial. In fiscal 2000, each of the non-employee directors of Troy Financial serving at October 1, 1999, received grants of 16,994 shares (as adjusted for 5% stock dividend issued March 29, 2002) of restricted Common Stock and an option to acquire 42,486 shares of Common Stock at an exercise price of $10.30 per share, the market value on the grant date. The restricted stock and option grants were under the Company's Long-Term Equity Compensation Plan, and vest in five annual installments beginning on October 1, 2000.

         In addition, Troy Savings has implemented a Trustees Deferred Compensation Plan (the "Deferred Compensation Plan") that allows its directors to make pre-tax contributions to any of the following benefit accounts: retirement, education or fixed period. Retirement benefits can be paid in one lump sum payment, in installments for up to 10 years or as a life annuity. The payments may be deferred for up to 10 years beyond a participant's retirement date. Education accounts can be opened for up to four students, who are 13 years old or younger. Payments are made in four installments beginning after January 1 of the year in which the student turns 18. Fixed period distributions are made as soon as possible after January 1 of the year in which the account matures. The minimum maturity date is five years. Troy Savings retains the right to contribute additional funds to a participant's account. All amounts contributed to the Deferred Compensation Plan are always 100% vested. In the event of termination, death, or disability, a participant or his beneficiary will receive a lump sum payment distribution from his accounts. For calendar year 2002, Messrs. Arakelian, Cross, Healy and O'Haire elected to defer compensation.

OPTION GRANTS

         There were no stock options granted to Troy Financial's named executive officers during the year ended September 30, 2002.

OPTION EXERCISES AND VALUES

  AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR-END OPTION VALUES


                              SHARES
                             ACQUIRED                     NUMBER OF SECURITIES
                                ON          VALUE        UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE
                             EXERCISE      REALIZED         OPTIONS AT FY-END        MONEY OPTIONS AT FY-END(1)
                             --------    ----------    ------------------------     ------------------------------
                                                        EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                                                        -------------------------   ------------------------------
           NAME                 (#)           ($)                 (#)                              ($)
           ----
     Daniel J. Hogarty, Jr.     --           --               107,100/160,650             $1,690,038/$2,535,057
     Kevin M. O'Bryan          9,765       $102,370             23,835/50,400                $376,116/$795,312
     David J. DeLuca           5,250       $ 55,063               --/21,000                    --/$269,010
     Michael C. Mahar          5,250       $ 54,340             11,550/25,200                $182,259/$397,656


(1) Based on the closing price per share of the Company's Common Stock on the Nasdaq National Market of $26.08 on September 30, 2002, less the exercise price, of all exercisable and unexercisable stock options having an exercise price less than that closing price per share.

EMPLOYMENT AGREEMENTS

         Troy Financial has entered into employment agreements with Messrs. Hogarty, O'Bryan, DeLuca and Mahar (the "Employment Agreements"). These Employment Agreements have an initial term of three years. Subject to annual review and approval by the Board of Directors, the Employment Agreements may be extended by written notice from Troy Financial to the executive for an additional consecutive 12-month period as of the first anniversary of the date of the Employment Agreements and every subsequent anniversary date of the Employment Agreements thereafter, unless the executive has given contrary written notice at least three months before any such renewal date. Pursuant to the Employment Agreements, the executives are entitled to a specified annual salary, plus annual cost of living and merit increases, discretionary bonuses, participation in all benefit and compensation plans and, except for Mr. DeLuca an automobile allowance. As of October 1, 2002, the base salaries for Messrs. Hogarty, O'Bryan, DeLuca and Mahar are $648,000, $195,000, $170,000 and $143,000, respectively.

         Troy Financial and Troy Savings may terminate an executive officer's employment at any time during the term of an Employment Agreement. Unless the termination is for "cause" (as defined in the Employment Agreement), Troy Financial and Troy Savings will be required to pay each executive officer three times his annual base salary plus bonus and the value of additional retirement benefits that the executive officer would have been entitled to receive under Troy Savings' qualified benefit plans and Supplemental Retirement and Benefit Restoration Plan ("Supplemental Plan") if the executive officer had continued to be employed for three years. These amounts will be paid in a lump sum.

         Troy Financial and Troy Savings will also provide the terminated executive with insurance and other non-pension benefits, outplacement services, indemnification and director and officer liability insurance for three years.

         In addition, following a termination without cause or if an executive officer terminates his employment agreement with "good reason" (as defined in the Employment Agreements), the executive officer will be fully vested, except to the extent limited by applicable regulations, in stock options, restricted stock, the Supplemental Plan and any other benefit that would otherwise be forfeited.

         If the executive officer is subject to the federal excise tax imposed on excess parachute payments, Troy Financial and Troy Savings will pay to the executive officer a gross-up amount sufficient, after all taxes, to pay the excise tax and any interest and penalties. However, if making the gross-up payment would not produce a net after-tax benefit to the executive officer of at least $50,000 more than the amount the executive officer could receive without triggering the excise tax, the amounts payable to the executive officer will be reduced as necessary to avoid the excise tax.

         After termination, the executive officer cannot be employed during a specified noncompetition period with a substantial competitor (as defined in the Employment Agreements) of Troy Savings or Troy Financial if the executive officer terminates his employment without consent and without good reason or if Troy Financial and Troy Savings terminate the officer's employment for cause.

         The noncompetition period is one year or the remaining term of the agreement plus six months, whichever is less. The Employment Agreements also contain provisions relating to unauthorized disclosure of confidential information and return of written materials upon termination of employment.

DEFINED BENEFIT PENSION PLAN

         Troy Savings maintains a non-contributory defined benefit pension plan covering substantially all of its full-time employees (the "Pension Plan"). A participant is 100% vested after five years of service, upon attaining normal retirement age or upon a change of control.

         The normal retirement benefit (generally at age 65) is based on the participant's highest three-year average annual earnings during the participant's final 10-years of participation, subject to a limitation on the amount of compensation that can be taken into account under the Internal Revenue Code of 1986, as amended (the "IRC"). The annual benefit provided to a participant at normal retirement age is:

     o 2% of average annual earnings, times years of credited service, up to
32.5 years, through April 30, 2001, and effective May 1, 2001, 1.67% for service after April 30, 2001, plus

     o 4% of average annual earnings that exceed 50% of the Social Security wage base, times years of credited service, up to 30 years through April 30, 2001, and effective May 1, 2001, this provision was eliminated for all service after April 30, 2001.

         An unreduced annual retirement benefit, calculated in the same manner as described above, will be provided to a participant who:

     o is eligible for an early retirement benefit (generally age 60 with five years of service or age 55 with 10 years of service) and elects to defer the payment of the benefit to normal retirement age;

     o has attained age 60 and completed 30 years of service, or attained age 62 and completed 25 years of service, and elects to receive payment of the benefit before normal retirement age; or

     o postpones annual benefits beyond normal retirement age.

If a participant begins receiving early retirement benefits before satisfying the foregoing age and service requirements, his benefits will be actuarially reduced.

         The Pension Plan also provides a surviving spouse benefit if the participant dies before retirement or other termination of employment with a vested retirement benefit.

SUPPLEMENTAL RETIREMENT AND BENEFIT RESTORATION PLAN

         Troy Savings has implemented a non-tax qualified Supplemental Retirement and Benefit Restoration Plan (the "Supplemental Plan") to provide additional benefits to designated employees. Messrs. Hogarty, O'Bryan, DeLuca and Mahar participate in the Supplemental Plan. Participants receive additional retirement benefits that cannot be provided under Troy Savings' qualified retirement plans, because of limitations in effect under the Internal Revenue Code. In addition, the Supplemental Plan makes up for benefits lost under the Employee Stock Ownership Plan ("ESOP") allocation, if participants retire or otherwise terminate employment before the ESOP has repaid the funds it borrowed to purchase the Common Stock.

         Each participant in the Supplemental Plan is entitled to an annual pension amount at age 65 equal to 65% of his average annual earnings (the "Pension Amount"), reduced by any amounts actually payable under the Pension Plan and an offset amount. No more than $500,000 of Mr. Hogarty's annual compensation will be counted. The benefit will be fully vested upon completion of five years of service, including service before adoption, and will be reduced in proportion to years of service if the participant retires or terminates employment before age 65. In the event of the participant's death, the Pension Amount (reduced by the death benefit payable under the Pension Plan) will be paid to his surviving spouse for life, beginning when the participant would have reached age 65. The Pension Amount will be actuarially reduced if benefits are paid before the participant attains age 65, unless the participant is eligible for an unreduced early retirement benefit under the Pension Plan, and will be reduced by the benefit payable at that time under the Pension Plan.

         Each participant in the Supplemental Plan is also entitled to an annual defined contribution amount, based on the matching contribution Troy Savings would make to the 401(k) Plan, if any, if the participant made the maximum allowable pre-tax contribution, and there were no nondiscrimination limitations, reduced by the maximum matching contribution that could actually be made under such circumstances, but applying existing nondiscrimination provisions. Effective April 1, 1999, the Company discontinued matching contributions, so there is no benefit being accrued at this time. The defined contribution amounts are reflected in a bookkeeping account on Troy Savings' books, which are credited with earnings based on the performance of investments selected by the participant. The defined contribution amounts are fully vested and are paid in a lump sum upon the participant's retirement or other termination of employment.

         Each participant in the Supplemental Plan is also entitled, at retirement or other termination of employment, to an additional benefit if shares have not been allocated under the ESOP because the ESOP has not repaid its loan. The benefit will be based on the number of shares of Common Stock that were allocated to the participant under the ESOP during the last plan year before the retirement, termination of employment or change of control, multiplied by the number of years remaining in the term of the ESOP loan. The vesting provisions of the ESOP apply to the ESOP replacement benefit.

         Participants' rights to benefits under the Supplemental Plan are limited to those of general unsecured creditors of Troy Savings. Troy Savings may establish a trust to provide funds to pay benefits under the Supplemental Plan, but the assets of the trust will be subject to claims of Troy Savings' creditors in the event of insolvency and, if the trust invests in Troy Financial's Common Stock, Troy Savings will have the right to substitute other assets for the Common Stock.

         The following table sets forth, as of September 30, 2002, estimated annual Supplemental Plan benefits, including benefits received under the Pension Plan, for individuals at age 65 for various levels of compensation. The figures in this table are based upon the assumption that the Supplemental Plan continues in its present form and do not reflect Social Security benefits and benefits payable under the ESOP.

---------------------------------------------------------------
FINAL AVERAGE
   SALARY                         YEARS OF SERVICE
---------------------------------------------------------------
               15         20         25         30         35
--------   --------   --------   --------   --------   --------
$125,000   $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 81,250
--------   --------   --------   --------   --------   --------
 150,000     45,000     60,000     75,000     90,000     97,500
--------   --------   --------   --------   --------   --------
 175,000     52,500     70,000     87,500    105,000    113,750
--------   --------   --------   --------   --------   --------
 200,000     60,000     80,000    100,000    120,000    130,000
--------   --------   --------   --------   --------   --------
 300,000     90,000    120,000    150,000    180,000    195,000
--------   --------   --------   --------   --------   --------
 400,000    120,000    160,000    200,000    240,000    260,000
--------   --------   --------   --------   --------   --------
 500,000    150,000    200,000    250,000    300,000    325,000
--------   --------   --------   --------   --------   --------
 600,000    150,000    200,000    250,000    300,000    325,000
--------   --------   --------   --------   --------   --------

         The base compensation as of October 1, 2002 for Messrs. Hogarty, O'Bryan, DeLuca and Mahar are $648,000, $195,000, $170,000 and $143,000,
respectively. The estimated years of credited service for Messrs. Hogarty, O'Bryan, DeLuca and Mahar was 17, 26, 6 and 14 years, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors comprises all of the non-employee directors. The Committee determines executive officer salaries, bonuses and certain other forms of compensation, and recommends long-term incentive awards. In fiscal

1999, in connection with the conversion of Troy Savings to the stock form of organization, Troy Financial retained an independent compensation consultant, and in that regard received an opinion that the total compensation was reasonable in comparison to the total compensation provided by similarly situated publicly-traded financial institutions. The Compensation Committee also sought the advice of that consultant in connection with the grant of stock options and restricted stock in fiscal 2000. Set forth below is a report addressing Troy Financial's compensation policies for fiscal year 2002 as they affected Troy Financial's executive officers.

         Compensation Policies for Executive Officers. Troy Financial's executive compensation policies are designed to provide competitive levels of compensation, to assist Troy Financial in attracting and retaining qualified executives and to encourage superior performance. In determining levels of executive officers' overall compensation, the Compensation Committee considers the qualifications and experience of the persons concerned, the size of the Company and the complexity of its operations, the financial condition, including income, of the Company, the compensation paid to other persons employed by the Company and the compensation paid to persons having similar duties and responsibilities in comparable financial institutions. Compensation paid or awarded to Troy Financial's executive officers in fiscal 2002 consisted of the following components: base salary and restricted stock. The Compensation Committee has in the past employed outside consultants and refers to published survey data in establishing compensation.

         Base Salary. The Compensation Committee reviews executive base salaries annually. Base salary is intended to signal the internal value of the position and to track with the external marketplace. All current executive officers presently serve pursuant to employment agreements that provide for a minimum base salary that may not be reduced without the consent of the executive officer. In establishing the fiscal 2002 salary for each executive officer, the Compensation Committee considered the officer's responsibilities, qualifications and experience, the size of the Company and the complexity of its operations, the financial condition of the Company (based on levels of income, asset quality and capital), and compensation paid to persons having similar duties and responsibilities in comparable financial institutions.

         Stock Compensation Plan. In October 1999, Troy Financial's shareholders approved the Long-Term Equity Compensation Plan that provides directors, officers, employees and independent contractors with a proprietary interest in Troy Financial as an incentive to contribute to its success. In fiscal 2002, stock options for 9,863 shares and restricted stock for 19,614 shares were granted to officers and employees pursuant to the plan, but none were granted to executive officers of the Company, other than the 5,250 shares of restricted stock granted to Mr. DeLuca.

         Other. In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to a 401(k) Savings Plan and the ESOP. All salaried or commissioned employees who have attained age 21 and completed one year of employment are eligible to participate in the 401(k) Savings Plan. Participants may contribute from 2% to 15% of their base compensation to the 401(k) Savings Plan on a pre-tax basis. Participants are permitted to borrow against their account balances in the 401(k) Savings Plan and are eligible to receive hardship distributions from their pre-tax contributions. For the fiscal year ended September 30, 2002, Troy Savings did not make contributions to the 401(k) Savings Plan.

         In addition, Troy Savings has implemented the ESOP, which is a noncontributory, tax-qualified stock purchase plan that invests primarily in Common Stock of Troy Financial. The ESOP is designed to meet the applicable requirements of a leveraged employee stock ownership plan as described in the IRC and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the ESOP is permitted to borrow in order to finance purchases of Common Stock.

         CEO Compensation. The Compensation Committee, in determining the compensation for the Chief Executive Officer, considers Troy Financial's size and complexity, financial condition and results, including progress in meeting strategic objectives. The Chief Executive Officer's fiscal 2002 salary was $636,500, an increase of 2.4%, compared to $621,571 in fiscal 2001. As noted above, in 1999 Troy Financial retained an independent compensation consultant, and in that regard received an opinion that the total compensation was reasonable in comparison to the total compensation provided by similarly situated publicly-traded financial institutions. The Compensation Committee also sought the advice of that consultant in connection with the grant of options in fiscal 2000. For the fiscal year 2002, the Compensation Committee concluded that total compensation for the Chief Executive Officer was reasonable in comparison to similarly situated publicly-traded financial institutions.

         Internal Revenue Code Section 162(m). In 1993, the IRC was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the IRC), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Troy Financial's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation.

                             COMPENSATION COMMITTEE
                          Richard B. Devane (Chairman)
                               George H. Arakelian
                                 Wilbur J. Cross
                               Michael E. Fleming
                                Willie A. Hammett
                                 Thomas B. Healy
                              Sister Maureen Joyce
                                  Morris Massry
                                Edward G. O'Haire

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         From time to time Troy Financial makes loans to its directors and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features. Loans to executive officers are prohibited by policy.

AUDIT COMMITTEE REPORT

         The entire Board of Directors, excluding Mr. Hogarty, serves as a standing Audit Committee. As of the date of this Proxy Statement, each of the Committee members is an "independent director" under Rule 4200(a)(14) of the Nasdaq Stock Market. The Audit Committee's responsibilities are described in a written charter that was adopted by the Board of Directors of Troy Financial, a copy of which was attached as Appendix A to the Company's 2001 proxy statement.

         The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended September 30, 2002 with Troy Financial's management. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Troy Financial's Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended September 30, 2002 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE
                          Edward G. O'Haire (Chairman)
                               George H. Arakelian
                                 Wilbur J. Cross
                                Richard B. Devane
                               Michael E. Fleming
                                Willie A. Hammett
                                 Thomas B. Healy
                              Sister Maureen Joyce
                                  Morris Massry

CERTAIN RELATIONSHIPS

         Directors, officers of Troy Financial or Troy Savings are permitted to borrow from Troy Savings to the extent permitted by New York law and the regulations of the Board of Governors of the Federal Reserve System. Under applicable New York law, Troy Savings may make first or second mortgage loans to officers provided that each such loan is secured by the officer's primary residence and is authorized in writing by the Board of Directors. In addition, Troy Savings makes consumer loans and commercial real estate and commercial business loans to officers and directors and related persons consistent with applicable laws. All loans made by Troy Savings to directors or their associates and related entities have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management that, at the time of origination, these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. In addition, the Savings Bank has made a number of loans to Mr. Massry and his related interests and entities controlled by Mr. Massry. At December 31, 2002, these loans aggregated $29.8 million and included unsecured lines of credit and loans secured by commercial and other real estate. In addition, in 1983, Troy Savings entered into a 10 year commercial lease, with two options to extend for additional 10 year periods, with Watervliet Shores Associates for the Bank's branch in Watervliet, New York. Watervliet Shores Associates is an entity affiliated with Massry Realty and Mr. Massry is a principal of Massry Realty. During fiscal 2002, Troy Savings paid Watervliet Shores Associates approximately $89,000 for rent and shared operating costs.

TROY FINANCIAL'S INDEPENDENT AUDITORS

         KPMG LLP has served as the independent auditors of Troy Financial since the Company's formation in 1998. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

         The aggregate fees billed by KPMG LLP for professional services rendered for the audit of Troy Financial's consolidated financial statements for the fiscal year ended September 30, 2002 and the reviews of the financial statements included in Troy Financial's Quarterly Reports on Form 10-Q for that fiscal year were approximately $125,000.

Financial Information Systems Design and Implementation Fees

         There were no fees billed by KPMG LLP for professional services related to financial systems design and implementation for the fiscal year ended September 30, 2002.

All Other Fees

         The aggregate fees billed by KPMG LLP for services rendered other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended September 30, 2002 was approximately $111,000. These fees were primarily related to tax return preparation and research, and audits of subsidiary companies and employee benefit plans.

         The Audit Committee of the Board of Directors has considered and decided that the provision of the services covered by "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

                            STOCK OWNED BY MANAGEMENT

         The following table sets forth information as of January 7, 2003, the record date, with respect to the Company's Common Stock beneficially owned by each director of the Company, each nominee for election as a director, each of the named executive officers and by all directors, director nominees and executive officers of the Company as a group.


 NAME AND POSITION                              NUMBER OF SHARES AND NATURE OF     PERCENT OF COMMON
 WITH TROY FINANCIAL                               BENEFICIAL OWNERSHIP (a)         STOCK OUTSTANDING
 ----------------------------------------------------------------------------------------------------

Daniel J. Hogarty, Jr.                                     398,928 (b)                   4.16%
     Chairman of the Board, Director Nominee
     President and Chief Executive Officer

George H. Arakelian                                        247,394 (c)                    2.62%
     Director

Wilbur J. Cross                                              5,250                           *
     Director Nominee

Richard B. Devane                                           24,948 (d)                       *
     Director

Michael E. Fleming                                          73,812 (e)                       *
     Director

Willie A. Hammett                                           45,693 (f)                       *
     Director Nominee

Thomas B. Healy                                             94,985 (g)                    1.00%
     Director Nominee

Sister Maureen Joyce, RSM                                       --                          --
     Director

Morris Massry                                              689,162                        7.31%
     Director

Edward G. O'Haire                                           75,907 (h)                       *
     Director

David J. DeLuca                                             35,971 (i)                       *
     Senior Vice President and
     Chief Financial Officer

Michael C. Mahar                                            55,466 (j)                       *
     Senior Vice President

Kevin M. O'Bryan                                            94,465 (k)                    1.00%
     Senior Vice President and Secretary

All Directors, Director Nominees and

Executive Officers as a Group (13 persons)               1,841,981 (l)                   18.85%

-----------------------------------------------------------------------------------------------------

* less than one percent

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security for purposes of the Rule if such person has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(b) Mr. Hogarty's share ownership includes (a) 111,550 shares held directly by Mr. Hogarty, (b) 27,387 shares held in Mr. Hogarty's Individual Retirement Account ("IRA"), (c) 30,184 shares held in the Company's 401(k) plan, (d) 6,195 shares held in the Company's ESOP, (e) 52,962 shares held by Mr. Hogarty's wife, as to which Mr. Hogarty disclaims beneficial ownership, (f) 10,000 shares held by the Hogarty Family Foundation, as to which Mr. Hogarty disclaims beneficial ownership, and (g) options to purchase 160,650 shares of Common Stock that are exercisable within 60 days of January 7, 2003.

(c) Mr. Arakelian's share ownership includes (a) 81,443 shares held directly by Mr. Arakelian, (b) 56,460 shares held in Mr. Arakelian's IRA, (c) 52,500 shares held by Mr. Arakelian's wife, as to which Mr. Arakelian disclaims beneficial ownership, (d) 31,500 shares held by Standard Manufacturing Co., Inc. of which Mr. Arakelian is President and Chairman of the Board, and (e) options to purchase 25,491 shares of Common Stock that are exercisable within 60 days of January 7, 2003.

(d) Mr. Devane's share ownership includes 16,449 shares held directly by Mr. Devane and options to purchase 8,499 shares of Common Stock that are exercisable within 60 days of January 7, 2003.

(e) Dr. Fleming's share ownership includes 16,821 shares held directly by Dr. Fleming, 15,750 shares held with his wife as joint tenants, 15,750 shares held in Dr. Fleming's IRA and options to purchase 25,491 shares of Common Stock that are exercisable within 60 days of January 7, 2003.

(f) Mr. Hammett's share ownership includes (a) 7,450 shares held directly by Mr. Hammett, (b) 766 shares held in Mr. Hammett's IRA, (c) 11,986 shares held in his wife's IRA, as to which Mr. Hammett disclaims beneficial ownership, and (d) options to purchase 25,491 shares of Common Stock that are exercisable within 60 days of January 7, 2003.

(g) Mr. Healy's share ownership includes 39,884 shares held directly by Mr. Healy, 29,610 shares held in Mr. Healy's IRAs and options to purchase 25,491 shares of Common Stock that are exercisable within 60 days of January 7, 2003.

(h) Mr. O'Haire's share ownership includes (a) 16,272 shares held directly by Mr. O'Haire, (b) 18,681 shares held in Mr. O'Haire's IRA (c) 9,450 shares held by Mr. O'Haire's wife, as to which Mr. O'Haire disclaims beneficial ownership, (d) 2,863 shares held by his wife's IRA, as to which Mr. O'Haire disclaims beneficial ownership, (e) options to purchase 25,491 shares of Common Stock that are exercisable within 60 days of January 7, 2003 and (f) 3,150 shares held by Ryan & O'Haire Agency, Inc. Mr. O'Haire serves as president of Ryan & O'Haire Agency and, as such, is deemed to exercise beneficial ownership over Ryan & O'Haire's shares.

(i) Mr. DeLuca's share ownership includes (a) 26,250 shares held directly by Mr. DeLuca, (b) 4,471 shares held in the Company's 401(k) Plan, and (c) options to purchase 5,250 shares of Common Stock that are exercisable within 60 days of January 7, 2003.

(j) Mr. Mahar's share ownership includes (a) 24,186 shares held directly by Mr. Mahar, (b) 6,672 shares held in the Company's 401(k) Plan, (c) 4,658 shares held by the Company's ESOP and (d) options to purchase 19,950 shares of Common Stock that are exercisable within 60 days of January 7, 2003.

(k) Mr. O'Bryan's share ownership includes (a) 56,426 shares held directly by Mr. O'Bryan, (b) 10,831 shares held in the Company's 401(k) Plan, (c) 5,730 shares held by the Company's ESOP, (d) 210 shares held by Mr. O'Bryan's son, as to which Mr. O'Bryan disclaims beneficial ownership, and (e) options to purchase 21,268 shares of Common Stock that are exercisable within 60 days of January 7, 2003.

(l) Includes options to purchase 343,072 shares of Common Stock that are exercisable within 60 days of January 7, 2003.

                             PRINCIPAL SHAREHOLDERS

         The following table presents information known to the Company regarding the beneficial ownership of Common Stock as of January 7, 2003 by each person believed by management to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

                                              NUMBER OF SHARES
                                               AND NATURE OF     PERCENT OF
                                                BENEFICIAL      COMMON STOCK
   NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP(A)    OUTSTANDING
   ------------------------------------         ------------    -----------

   The Troy Savings Bank Employee              1,000,646 (b)       10.61%
   Stock Ownership Plan Trust (the
   "ESOP Trust")
   c/o Troy Financial Corporation
   32 Second Street
   Troy, NY 12180

   Morris Massry                                689,162 (c)        7.31%
   c/o Executive Park North
   2 Tower Place
   Albany, NY 12203

   Private Capital Management ("PCM")            540,431(d)        5.73%
   8889 Pelican Bay Blvd.
   Naples, FL  34108

----------
 (a)In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if that person has or shares voting power or investment power over the security, or has the right to acquire beneficial ownership at any time within 60 days from January 7, 2003. For this table, voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares.

(b) Based on the Schedule 13GA dated February 14, 2002 filed by the ESOP Trust and the Company's records, the ESOP Trust has sole voting power and sole dispositive power over 784,962 shares and shared voting power and shared dispositive power over 215,684 shares. All share amounts have been adjusted for the 5% stock dividend issued on March 29, 2002.

(c) Mr. Massry filed a Schedule 13D/A dated January 8, 2002 reporting sole voting power and sole dispositive power over these shares.

(d) Based on the Schedule 13F filed by PCM, PCM has shared voting and dispositive power over 540,431 shares

COMPARATIVE COMPANY PERFORMANCE

         The following graph sets forth comparative information regarding Troy Financial's cumulative shareholder return on its Common Stock since March 31, 1999. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Troy Financial's cumulative shareholder return is based on an investment of $100 on March 31, 1999, which was the date of Troy Financial's initial public offering, and is compared to the cumulative total return of the Standard & Poor's 500 Index ("S&P 500 Index"), the NASDAQ Bank Index and the SNL Securities LC Thrift Index for thrifts with total assets between $1.0 and $5.0 billion (the "SNL Thrift ($1B to $5B) Index").

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
    TROY, S&P 500 INDEX, NASDAQ BANK INDEX AND SNL THRIFT ($1B TO $5B) INDEX
                    FROM MARCH 31, 1999 TO SEPTEMBER 30, 2002


                               [GRAPHIC OMITTED]


                                                             PERIOD ENDING

                                  -------------------------------------------------------------------
INDEX                                 03/31/99     09/30/99      09/30/00      09/30/01     09/30/02
-----------------------------------------------------------------------------------------------------
Troy Financial Corporation              100.00       108.13        120.12        220.92       291.74
S&P 500                                 100.00       100.36        113.70         83.37        66.30
NASDAQ Bank Index                       100.00        97.71        104.74        118.75       125.44
SNL $1B-$5B Thrift Index                100.00        98.60        105.27        148.25       201.79

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                        FOR INCLUSION IN PROXY STATEMENT

         Any proposal that a Company shareholder wishes to have included in the Company's proxy statement and form of proxy relating to the Company's 2004 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company's Secretary at Troy Financial Corporation, 32 Second Street, Troy, New York 12180 by September 16, 2003. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal that does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at the Company's 2004 annual meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of the Company not less that 60 days nor more than 90 days prior to the date of the meeting if the Company gives at least 70 days' notice or prior public disclosure of the meeting date to shareholders.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         A copy of the Company's Annual Report to Shareholders for the year ended September 30, 2002 accompanies this Proxy Statement.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2002 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO:

                  KEVIN M. O'BRYAN
                  SENIOR VICE PRESIDENT AND SECRETARY
                  TROY FINANCIAL CORPORATION
                  32 SECOND STREET
                  TROY, NEW YORK 12180

THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Troy Financial's directors, certain officers and persons who own more than 10% of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of Troy Financial's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Troy Financial, the Company believes that during the fiscal year ended September 30, 2002 all Section 16(a) filing requirements applicable to Troy Financial's officers, directors, and more than 10% owners were complied with on a timely basis, except for the initial filing of Form 5 for new directors Mr. Massry and Ms. Joyce and a Form 4 for Mr. O'Haire and Mr. Arakelian.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                             By order of the Board of Directors


                                             /s/ Daniel J. Hogarty Jr.
                                             -----------------------------------
                                              Daniel J. Hogarty, Jr.
                                              Chairman, President and
                                              Chief Executive Officer

Troy, New York
January 14, 2003

|X|          PLEASE MARK VOTES                        REVOCABLE PROXY
             AS IN THIS EXAMPLE                TROY FINANCIAL CORPORATION


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 13, 2003

 The undersigned shareholder of Troy Financial Corporation (the "Company") hereby appoints a member of Pattison, Sampson, Ginsberg & Griffin, PC of Troy, New York, as proxy, such person being duly appointed by the Board of Directors with the power to appoint an appropriate substitute, to cast all votes that the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held at 10:00 a.m. Eastern Time on Thursday, February 13, 2003, at The Century House, 997 New Loudon Road, Route 9, Latham, NY 12110 and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.






                                        -------------------------
Please be sure to sign and date         Date
this proxy in the box below.
-----------------------------------------------------------------



-----------------------------------------------------------------
Shareholder sign above              Co-holder (if any) sign above


                                     For all
                                     nominees    With-   For All
                                      listed     hold    Except

1.  To elect four directors for a      /_/       /_/      /_/
    three-year term (Proposal 1).

NOMINEES:     DANIEL J. HOGARTY, JR.
              WILBUR J. CROSS
              WILLIE A. HAMMETT
              THOMAS B. HEALY

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE(S), MARK "FOR ALL EXCEPT" AND WRITE THE NAME OF THE
NOMINEE(S) IN THE SPACE PROVIDED BELOW.

------------------------------------------------------------------

2. The proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments of the meeting, in accordance with the determination of a majority of the Company's Board of Directors.

Please check box if you plan to attend the February 13, 2003   /_/
Annual Shareholders Meeting.

      /~ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE /~

                           TROY FINANCIAL CORPORATION

--------------------------------------------------------------------------------
This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE COMPANY'S BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. The above signed shareholder may revoke this proxy at any time before it is exercised by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The above signed shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

PLEASE DATE AND SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. EACH EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ATTORNEY-IN-FACT, AND ANY OTHER FIDUCIARY SHOULD SIGN AND INDICATE HIS OR HER FULL TITLE. WHEN STOCK HAS BEEN ISSUED IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.

       IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

--------------------------------------------------------------------------------